Schedule 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.    )

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RLI CORP.

...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI
DIFFERENT WORKS

STRENGTH. DISCIPLINE. REWARDS.

DELIVERED.

DELIVERED. STRENGTH. DISCIPLINE. REWARDS. RLI CORP. NOTICE OF 2014 ANNUAL MEETING AND PROXY STATEMENT

■ RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 20, 2014

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2014 RLI Corp. Annual Shareholders Meeting. It will be held at the Company’s office at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on May 1, 2014, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, ratification of KPMG LLP as our independent registered public accounting firm for the current year and an advisory vote on executive compensation. In addition, we will review significant events of 2013 and their impact on you and your Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 1, 2014

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 1, 2014, at 2 p.m. Central Daylight Time for the following purposes:

1.              to elect eleven (11) directors for a one-year term expiring at the 2015 Annual Meeting;

2.              to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year;

3.              to hold an advisory vote on executive compensation (the “Say-on-Pay” vote); and

4.              to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 3, 2014, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois

March 20, 2014

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•          By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;

•          By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or

•          By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

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2	RLI Corp. 2014 Proxy Statement

INVESTOR INFORMATION	48
Annual Shareholders Meeting	48
Internet Voting	48
Shareholder Inquiries	48
Dividend Reinvestment Plan	48
Requests for Additional Information	48
Multiple Shareholders Having the Same Address	48
Contacting RLI	48
RLI on the web	48

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RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 1, 2014

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2 p.m. Central Daylight Time on Thursday, May 1, 2014, at the Company’s office at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 20, 2014.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

 Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•          Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•          Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•          Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

4	RLI Corp. 2014 Proxy Statement

Assuming the presence, in person or by proxy, of a quorum, the election of directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

Assuming the presence, in person or by proxy, of a quorum, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote shall be required to approve Proposal Two. The Proposal Three (“Say-on-Pay”) vote is advisory (not binding) in nature so there is no specified voting requirement for approval. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy).

With respect to Proposals Two and Three, shareholders may vote “For,” “Against” or “Abstain” on each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matters respectively set forth in Proposals Two and Three.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Two, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters. As a result, your broker will not be able to vote your shares on Proposals One and Three without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 3, 2014, the record date, shall be entitled to vote at the 2014 Annual Meeting. As of the record date, the Company had 42,986,521 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2014 Annual Meeting.

PROXY SOLICITATION

The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting and Proxy Statement and the Company’s 2013 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at www.proxyvote.com.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

The Company has reported the Company’s founder, Mr. Gerald D. Stephens’ beneficial stock ownership for over thirty years. As of December 31, 2013, Mr. Stephen’s beneficial ownership dropped slightly below 5 percent and, therefore, the Company is no longer required to report his Company stock ownership.

Following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2013 (pre-January 15, 2014 two-for-one stock split):

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock

State Street Corporation (1)	2,153,047	10.00%
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(2)	1,693,262	7.90%
40 East 52nd Street
New York, New York 10022

Neuberger Berman Group LLC (3)	1,688,077	7.87%
605 Third Avenue
New York, New York 10158

Kayne Anderson Rudnick
Investment Management LLC(4)	1,532,183	7.04%
1800 Avenue of the Stars
2nd Floor
Los Angeles, California 90067

The Vanguard Group, Inc. (5)	1,288,818	6.00%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)         The information shown is based solely on a Schedule 13G dated February 3, 2014, filed with the SEC by State Street Corporation (“State Street”), which filing indicates that State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,691,457 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, and shared voting and shared dispositive power with respect to 2,153,047 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)         The information shown is based solely on a Schedule 13G dated January 17, 2014, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, BlackRock is the beneficial owner of 1,693,262 shares, and has sole voting with respect to 1,630,530 shares and sole dispositive power with respect to 1,693,262 shares.

(3)         The information shown is based solely on a Schedule 13G dated February 13, 2014, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”). According to the Schedule 13G, Neuberger is the beneficial owner of 1,688,077 shares, has shared voting power with respect to 1,685,177 shares and shared dispositive power with respect to 1,688,077 shares.

(4)         The information shown is based solely on a Schedule 13G dated January 10, 2014, filed with the SEC by Kayne Anderson Rudnick Investment Management LLC (“Kayne”). According to the Schedule 13G, Kayne is the beneficial owner of 1,532,183 shares, and has sole voting and sole dispositive power with respect to 1,532,183 shares.

(5)         The information shown is based solely on a Schedule 13G dated February 6, 2014, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 1,288,818 shares, and has sole voting with respect to 29,947 shares, sole dispositive power with respect to 1,260,171 shares, and shared dispositive power with respect to 28,647 shares.

6	RLI Corp. 2014 Proxy Statement

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of January 16, 2014. Ownership has been adjusted to reflect the two-for-one stock split that occurred on January 15, 2014.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock

Kaj Ahlmann(2) (3)	3,044	*

Barbara R. Allen(3)	20,759	*

Michael E. Angelina	-	*

John T. Baily (2) (3) (4)	51,478	*

Thomas L. Brown(5) (6) (7)	20,369	*

Jordan W. Graham (2) (3)	39,248	*

Daniel O. Kennedy (5) (6) (7)	49,436	*

Craig W. Kliethermes (5) (6) (7)	104,083	*

Gerald I. Lenrow (2) (3) (8)	156,096	*

Charles M. Linke (2) (3)	73,896	*

F. Lynn McPheeters (2) (3)	78,816	*

Jonathan E. Michael (5) (6) (7) (9)	1,203,982	2.8%

Michael J. Stone (5) (6) (7) (10)	471,058	1.1%

Robert O. Viets (2) (3) (11)	194,048	*

Directors and executive officers

as a group (16 persons) (5) (6) (7)	2,508,223	5.7%

*Less than 1% of Class.

(1)         Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)         Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Ahlmann 1,185 shares; Mr. Baily 22,701 shares; Mr. Graham 35,557 shares; Mr. Lenrow 141,138 shares; Mr. Linke 34,298 shares; Mr. McPheeters 36,234 shares; and Mr. Viets 110,570 shares. Each participating director has no voting or investment power with respect to such shares.

(3)         Includes 290 restricted shares awarded to the named persons in February 2013, to which such persons have sole voting and no investment power.

(4)         Includes 6,000 shares held by Mr. Baily’s spouse.

(5)         Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of January 16, 2014, the following shares were allocated under the ESOP: Mr. Brown 488 shares; Mr. Kennedy 7,499 shares; Mr. Kliethermes 7,504 shares; Mr. Michael 194,670 shares; and Mr. Stone 46,092 shares. During 2013, Messrs. Michael and Stone were eligible to elect to diversify their respective ESOP shares.

(6)         Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Brown 2,263 shares; Mr. Kennedy 1,141 shares; Mr. Kliethermes 12,955 shares; Mr. Michael 42,674 shares; and Mr. Stone 52,327 shares. Each participant has no voting or investment power with respect to such shares.

(7)         Includes shares that may be acquired by the named persons within 60 days after January 16, 2014, under the Omnibus Stock Plan and the Long-Term Incentive Plan, upon the exercise of outstanding stock options as follows: Mr. Brown 11,200 shares; Mr. Kennedy 4,000 shares; Mr. Kliethermes 59,200 shares; Mr. Michael 325,200 shares; and Mr. Stone 67,200 shares.

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  (8)   Includes 406 shares held by Mr. Lenrow’s daughter, as to which Mr. Lenrow disclaims any beneficial interest.

  (9)   Includes 105,740 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power; and 21,339 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trusts, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(10)  Includes 78,344 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

(11) Includes 950 shares held in the Karen Viets Revocable Trust Agreement, over which Mr. Viets, as Co-Trustee, has shared voting and investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2013, the reporting persons have complied with all filing requirements of Section 16(a) (except one). The Company filed a voluntary Form 4 with the SEC in November 2013, to report shares which were exempt from current reporting, but had been acquired through a Director’s automated dividend reinvestment plan from 2010 through September 2013. Such amounts should have been included in the Director’s direct holdings’ ending balance at each respective year end.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all (eleven) directors are to be elected, each to hold office for a one-year term expiring at the 2015 Annual Meeting unless that director dies, resigns or is removed prior to that time. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the eleven nominees named below. The affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Articles of Incorporation.

NOMINEES

Mr. Michael E. Angelina was appointed to the Board on December 20, 2013. Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Jordan W. Graham, Gerald I. Lenrow, Charles M. Linke, F. Lynn McPheeters, Jonathan E. Michael, Michael J. Stone and Robert O. Viets and Ms. Barbara R. Allen, each a current director, are standing for election. Each is nominated to serve for a one-year term expiring in 2015.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all eleven nominees listed below.

DIRECTOR NOMINEE INFORMATION

Below are specific qualifications, skills, attributes and experience with respect to the director nominees to the Board of Directors furnished to the Company by such individuals, summarized herein and more fully detailed in the individual professional history below, which information led to the conclusion they are qualified to serve as a director and are beneficial to the Company. The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director: Mr. Ahlmann — his broad reinsurance and insurance expertise as well as his global experience. Ms. Allen — her extensive executive management skills as well as her strategy background. Mr. Angelina — his significant insurance

8	RLI Corp. 2014 Proxy Statement

industry experience including his extensive risk management background; Mr. Baily — his extensive experience in accounting and auditing in the insurance and reinsurance industries. Messrs. McPheeters and Viets — their significant experience, expertise and background regarding accounting matters, together with their various executive management experience. Mr. Graham — his strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background. Mr. Lenrow — his significant experience, expertise and knowledge of the insurance industry including accounting matters and insurance taxation. Mr. Linke — his many years of experience in the financial field including the broad perspective brought by Mr. Linke’s experience in consulting to clients in many diverse industries. The Board also considered the over 31 years of experience with the Company represented by Mr. Michael (our Chairman, President & Chief Executive Officer) and over 36 years of insurance industry experience (18 years at the Company) represented by Mr. Stone.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Kaj Ahlmann	63	2009

Joined Deutsche Bank in October 2009 as Global Head, Strategic Services and Chair, Advisory Board after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. Mr. Ahlmann brings nearly 35 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a director of the parent organization, GE Capital Services. He served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution. Mr. Ahlmann currently serves on the boards of the American Institute for CPCU and the Advisory Board of Six Sigma Academy. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

Barbara R. Allen	61	2006

Retired after serving from November 2005 through August 2008 as President of Proactive Partners, a division of Tennis Corporation of America, which owns and operates athletic facilities in North America. Former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005. For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets; and, President, Frozen Foods Division and Vice President Marketing. Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the women’s pro-soccer league start-up, the WUSA. Ms. Allen is a former director for Maytag Corporation, Tyson Foods, Inc., Converse Inc., Chart House Enterprises, Inc., Lance, Inc., and Coty, Inc., serving on audit and compensation committees. Ms. Allen currently serves as Director for Hooray Puree and is on the advisory board at The University of Arizona Eller College of Management. She has a Bachelor’s degree in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Michael E. Angelina	47	2013

Executive Director of the Academy of Risk Management and Insurance at Saint Joseph’s University since April 2012. Mr. Angelina leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Academy of Risk Management Insurance activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led Tillinghast Asbestos practice. Mr. Angelina serves as a Board Member of the American Academy of Actuaries (AAA), and a member of AAA Committee on Property & Liability Financial Reporting, CAS Committee on Reinsurance, and past member and current Chair of AAA Casualty Practice Council. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

John T. Baily (1)	70	2003

Retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years as a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firms’ services to the insurance industry (including audit, tax, actuarial, management consulting). He was also past Chairman of C&L’s International Insurance Companies Committee. He was also a member of C&L’s governing body, U.S. Board of Partners. He is a past Chairman of the AICPA Insurance Companies committee. He served on the Investment Committee of both Securitas Capital and Conning Capital Partners. Mr. Baily serves on the boards of Endurance Specialty Holdings, Inc., Golub Capital BDC, Inc., CIFG Holdings, Ltd., and its affiliates, and is past Chairman of the Board and current trustee of Albright College. He previously served on the board of Erie Indemnity Company and NYMagic, Inc. He has served as the Chair of the Audit Committee of both private and public companies, and currently serves as the Audit Committee Chair of Endurance Specialty Holdings, Inc. and CIFG Holdings, Ltd. He has a Bachelor’s degree in Economics from Albright College and a Master’s degree in Business Administration from the University of Chicago.

10	RLI Corp. 2014 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Jordan W. Graham	53	2004

Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, social media, internet and information services companies. Mr. Graham has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally. From 2010 to 2011, President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, as well as a board director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

Gerald I. Lenrow	86	1993

Currently in his own legal practice serving a select group of insurers. At the end of 1998, he concluded three years of consulting with General Reinsurance Corp and its affiliate, Cologne Life Re. Previously, he was a partner with Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring after 30 years with the firm. While at C&L, he formed and led their national insurance tax group. While widely recognized as an authority in insurance taxation, Mr. Lenrow has been involved in all facets of the industry. Over the years, he provided strategic counsel to senior management in all sectors of the industry. An integral part of his activities included mergers and acquisitions and handling disputes through the IRS administrative appeals procedures. He monitors legislative activities and developments emanating from the IRS national office affecting the insurance industry. He worked with congressional tax writing committees, the Treasury and the IRS on tax legislation. For approximately 20 years, Mr. Lenrow was an advisor to the Property Casualty Insurance Association of America (formerly known as National Association of Independent Insurers) and the National Association of Mutual Insurance Companies. Mr. Lenrow is past chair of the American Bar Association’s Torts & Insurance Practice Section Committee on the Taxation of Insurance Companies and was on the Advisory Board for the Insurance Tax Review. He has a Bachelor’s degree in Accounting from the City College of New York and a Law degree from Fordham University.

11

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Charles M. Linke	76	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981. Professor Linke joined the University of Illinois faculty in 1966, serving as IBE Distinguished Professor of Finance, Chairperson of the Department of Finance, Associate Dean for Graduate Studies and Associate Dean of Executive Education. He has also served as visiting scholar at Senshu University in Tokyo, Japan, and visiting professor at Nankai University, People’s Republic of China. He has a Bachelor’s degree and has Master’s and Doctorate degrees in Business Administration, all from Indiana University.

F. Lynn McPheeters	71	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., the world’s leading manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various financial positions and spent 15 years overseas. In his global assignments, he served as Distribution Finance Manager in Japan, Finance Manager in Europe and Secretary-Treasurer for Caterpillar Far East in Hong Kong. He went on to serve as Executive Vice President of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar’s Corporate Treasurer in 1996 until November 1998. He was responsible for the company’s banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company’s investment advisory group, which had its own group of mutual funds and managed the company’s employee 401(k) plan. He was also responsible for a division managing the placement of all corporate insurance coverages. Mr. McPheeters was appointed Vice President and Chief Financial Officer in 1998. He was responsible for the Corporate Services Division, which included accounting, tax, treasury, and investor relations functions. For three of his six years as CFO, he also had responsibility for the company’s IT operations. Mr. McPheeters serves on the board of Microlution Inc. and Crosslink. He is a past Chairman of the OSF Saint Francis Medical Center Foundation Council and is former President and current member of the Southern Illinois University Carbondale Foundation Board. He has a Bachelor’s degree in Accounting from Southern Illinois University-Carbondale, and later attended the Advanced Management Program at Duke University and Finance Management Program at Stanford University.

Jonathan E. Michael(2)	60	1997

Chairman of the Board since May 5, 2011. President & Chief Executive Officer of the Company since January 1, 2001. He was elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP, and is a certified public accountant. He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc. and sunglass manufacturer Maui Jim, Inc. He is currently a member of the Marshall County State Bank Board, a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the Illinois Neurological Institute Advisory Board, Vice Chairman and member of Central Illinois Easter Seals Foundation Board, a Trustee of Ohio Dominican University, and a member of the National Council of Advisors for the Bradley University Foster College of Business. He is the Past Chair of the Property Casualty Insurers Association Board of Governors. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

12	RLI Corp. 2014 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Michael J. Stone	65	2012

President, Chief Operating Officer of the Company’s principal insurance subsidiaries since January 2002, which responsibilities include the overall direction of the companies. Mr. Stone joined the Company in May 1996 and has held various executive officer positions, including Vice President, Claim, Senior Vice President and Executive Vice President. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group. Mr. Stone serves on the Board of Directors of Methodist Health Services Corporation, sunglass manufacturer Maui Jim, Inc., South Side Trust & Savings Bank and Unity Point Health. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

Robert O. Viets (3)	70	1993

Since 1999, President of ROV Consultants, LLC., providing consulting services to regulated energy and communication businesses. Former President, CEO and director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was a utility company. He served as a consultant to AES Corporation, a global power company. After working for several years in St. Louis with Arthur Andersen & Co., a national accounting firm, Mr. Viets joined Central Illinois Light Company (CILCO) in Peoria to manage the company’s regulatory and financial activities. CILCO was a regulated electric and natural gas utility serving central Illinois. In 1985, Mr. Viets led the formation of CILCORP, Inc., a non-regulated holding company that became the parent company of CILCO. The corporate restructuring was designed to prepare the company for competition in the retail electric and natural gas energy markets. Mr. Viets is a former director of Patriot Coal Corporation and Consumers Water Company, Philadelphia Suburban Corporation (now Aqua America, Inc.), Lincoln Office Supply Co., Inc. and Methodist Health Services Corporation. He has also chaired the Bradley University board of trustees. Mr. Viets has a Bachelor’s degree in Economics from Washburn University and a Law degree from Washington University School of Law. He is a certified public accountant.

The following footnotes reflect directorships held within the past five years at publicly traded companies:

(1)

Mr. Baily currently serves as a director of Endurance Specialty Holdings Ltd. and Golub Capital BDC, Inc. Mr. Baily previously served as a director of NYMagic, Inc., Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company.

(2)	Mr. Michael currently serves as a Director of SS&C Technologies Holdings, Inc.
(3)	Mr. Viets previously served as a director of Patriot Coal Corporation.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983. For fiscal 2014, the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

13

 Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “FOR” Proposal Two and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2013	2012

Audit Fees	$962,200	$930,100
Audit-Related Fees	$0	$0
Tax Fees
Tax Compliance	$0	$0
Other Tax Services	$0	$0
All Other Fees	$0	$0
Total Fees	$962,200	$930,100

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

PROPOSAL THREE: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 25, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

Our Executive Resources Committee developed an overall compensation philosophy that is built on a foundation of the following principles:

•                  The focus is on the linkage between long-term shareholder value creation and executive pay;

•                  Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

•                  Compensation should reflect both the Company’s and individual’s performance;

•                  A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

•                  The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and

•                  Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

14	RLI Corp. 2014 Proxy Statement

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal, commonly known as a Say-on-Pay proposal, gives you the opportunity to express your views on our 2013 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the Executive Resources Committee or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The Executive Resources Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Nine members of the Board attended the 2013 Annual Meeting of Shareholders and were available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least once a year, and each Audit Committee member is expected to attend an audit committee forum/conference at least once a year.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Messrs. Michael and Stone, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)   A Director will not be independent if:

(i)             the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

15

(ii)          the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)       (A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)       the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)          the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)         The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)             if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)          if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)       if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)       if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)          if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)       if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)          For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

16	RLI Corp. 2014 Proxy Statement

BOARD INDEPENDENCE STATUS

Director	Independent	Management

Kaj Ahlmann	X

Barbara R. Allen	X

Michael E. Angelina	X

John T. Baily	X

David B. Duclos	X*

Jordan W. Graham	X

Gerald I. Lenrow	X

Charles M. Linke	X

F. Lynn McPheeters	X

Jonathan E. Michael		X

Michael J. Stone		X

Robert O. Viets	X

*On February 26, 2013, Mr. Duclos resigned from the Board to become CEO of QBE-North America.

The following relationships were reviewed in connection with determining director independence but were determined to not be material relationships and that they do not affect such person’s independence under the Board independence standards:

Mr. Baily is a director of Endurance Specialty Holdings Ltd., affiliates of which include reinsurance companies. From time to time, the Company enters into reinsurance arrangements with the Endurance companies. Mr. Baily also is a former partner with a predecessor firm to PricewaterhouseCoopers LLP (“PwC”), retired from PwC in 1999, and receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director self-evaluates the performance of the Committees on which he/she serves as well as the Board as a whole. Detailed composites are completed to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, committee composition and strategy as well as performance whereby establishing activities to maximize shareholder value. This process is handled by the Nominating/Corporate Governance Committee (“NCG Committee”).

Further, each Director participates in a robust evaluation process, wherein annually all Directors provide a written peer evaluation on a variety of director characteristics. Those written evaluations are reviewed by the NCG Committee, and each reviewed Board member meets with the Chairman of the Board and/or Lead Director to discuss the consolidated comments.

Based on the cumulative results of each Director’s overall performance, the NCG Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATION POLICY

The NCG Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•          A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•          A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•          Been in a generally recognized position of leadership in his or her field of endeavor; and

•          A commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

17

The NCG Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance. The NCG Committee relies upon recommendations from a wide variety of its business contacts including current executive officers, directors, community leaders and shareholders, as sources for potential director candidates, and may also utilize third party search firms.

The NCG Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 46. In addition, the NCG Committee will consider shareholder recommendations for director candidates, but the NCG Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the NCG Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the Rules of the NYSE.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director of the Board’s independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company. The policy generally requires approval by the Nominating/Corporate Governance Committee for all transactions above $10,000 between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. One transaction falling within the purview of the policy was presented and approved by the Nominating/Corporate Governance Committee in 2013. The Company entered into a business arrangement with SS&C Technologies Holdings, Inc. (“SS&C”) to provide investment portfolio accounting and data processing services, on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Company’s CEO (Mr. Michael) is a member of the Board of Directors of SS&C and the Company’s principal insurance subsidiaries’ COO’s (Mr. Stone) brother is the President of SS&C.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2013, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had or will have a direct or indirect material interest nor is any such transaction currently proposed. In 2014, the annual services provided to the Company by SS&C, as described above, will exceed $120,000 per year.

18	RLI Corp. 2014 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each committee are available on the Company’s website under the Investors section at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2013 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm. The committee also meets in executive session, with no members of management present, after its regular meetings as well as private executive sessions with KPMG and various members of management.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

Members of the committee were Messrs. Baily (Chair), Lenrow and Viets and Ms. Allen.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee, composed exclusively of independent directors, met seven times in 2013 to evaluate and recommend compensation of the President & Chief Executive Officer and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”) and to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group and to enhance the overall effectiveness of the executive compensation programs. The committee also reviews and evaluates the President & Chief Executive Officer’s goals and objectives, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs.

Members of the committee were Ms. Allen (Chair) and Messrs. Graham, Lenrow and McPheeters.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This committee met four times in 2013 to discuss ongoing financial, investment and capital matters.

Members of the committee were Messrs. McPheeters (Chair), Ahlmann, Linke and Stone.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met eight times in 2013 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The committee identifies and reviews qualified individuals as potential new director candidates.

19

Until February 26, 2013, members of the committee were Messrs. Linke (Chair), Baily, Duclos and Viets. Mr. Duclos resigned from the Board on February 26, 2013. Mr. Angelina became a member of the committee on December 20, 2013.

STRATEGY COMMITTEE

The Company’s Strategy Committee met four times in 2013 to oversee the Company’s strategic plan and its implementation.

Until February 26, 2013, the members of the Strategy Committee were Messrs. Ahlmann (Chair), Duclos and Graham. Mr. Duclos resigned from the Board on February 26, 2013. Mr. Angelina became a member of the committee on December 20, 2013.

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy

Kaj Ahlmann				X	X*
Barbara R. Allen	X	X*
Michael E. Angelina			X		X
John T. Baily	X*		X
David B. Duclos**			X		X
Jordan W. Graham		X			X
Gerald I. Lenrow	X	X
Charles M. Linke			X*	X
F. Lynn McPheeters		X		X*
Jonathan E. Michael
Michael J. Stone				X	X
Robert O. Viets	X		X

* Chair of Committee

** On February 26, 2013, Mr. Duclos resigned from the Board to become CEO of QBE-North America.

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2013, eight meetings of the Board of Directors were held with all directors in attendance, except one director missed one meeting. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established and the Chairman of the Nominating/Corporate Governance Committee was elected Lead Director of the Board and presides at the Board’s executive sessions.

20	RLI Corp. 2014 Proxy Statement

DIRECTOR COMPENSATION

During 2013, the Independent Directors were compensated as follows:

Annual Board Retainer:	$95,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Effective February 6, 2013, the Independent Directors receive an annual award of $10,000 in Company stock, which vests on the first to occur of: the one year anniversary from date of issuance or when a Director leaves the Board.

Effective January 1, 2014, the Lead Director will receive a $10,000 annual retainer.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2013.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Kaj Ahlmann	125,000	10,000					135,000
Barbara R. Allen	140,000	10,000					150,000
Michael E. Angelina	3,466 (2)						3,466
John T. Baily	140,000	10,000					150,000
David B. Duclos	17,958 (3)						17,958
Jordan W. Graham	115,000	10,000					125,000
Gerald I. Lenrow	120,000	10,000					130,000
Charles M. Linke	125,000	10,000					135,000
F. Lynn McPheeters	125,000	10,000					135,000
Jonathan E. Michael (4)
Michael J. Stone (5)
Robert O. Viets	120,000	10,000					130,000

(1)         Outside directors elect the form of their Annual Board Retainer, Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Directors Deferred Compensation Plan (“Deferred Plan”). Amounts shown include the value of fees taken in the form of Company stock.

(2)         Mr. Angelina was appointed to the Board on December 20, 2013.

(3)         Mr. Duclos was appointed to the Board on August 16, 2012. He resigned from the Board effective February 26, 2013, to become CEO of QBE-North America.

(4)         Mr. Michael, as Chairman of the Board and a management director, does not receive director fees. His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(5)         Mr. Stone, as a management director, does not receive director fees. His compensation as President, Chief Operating Officer of the Company’s principle insurance subsidiaries is disclosed under the Executive Compensation Summary Compensation Table.

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NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Outside Directors are encouraged to, within five years of their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such director’s Annual Board Retainer, which Retainer was $95,000 in 2013. Shares held directly and in Company benefit plans are counted to satisfy the guideline.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2013 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current position of President and Chief Executive Officer.

The Company does not have a formal policy regarding separation of the offices of chairman of the board and chief executive officer. The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint board chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent directors. The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as a liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to directors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman or the Board, and (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees, Board members and CEO, all as set forth in the charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all directors except for Messrs. Michael and Stone are independent as defined in the applicable NYSE listing standards (as adopted by the Company). The Audit, Executive Resources and Nominating/Corporate Governance committees of our Board are comprised entirely of independent directors. Also, our independent directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee (the “Committee”) of the Company’s Board of Directors is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the Company’s risk management program, (f) the qualifications, independence and performance of the independent registered public accounting firm (“Auditor”), and (g) the performance of the Company’s internal audit function.

22	RLI Corp. 2014 Proxy Statement

In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on our corporate website.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Ms. Allen and Messrs. Baily, Lenrow and Viets is an “audit committee financial expert” within the meaning of the SEC rules.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides the internal audit function, which provides objective assurance and consulting services designed to add value and improve the organization’s operations. The Committee oversees the Internal Audit Services department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter which is reviewed by the Committee and is signed by the Committee’s chair as well as the Company’s Chief Executive Officer. To assist with this oversight, RLI’s Internal Audit Services provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Committee summarizing result of internal audit activities.

The Committee appoints and annually evaluates the performance of the Company’s Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable laws and regulations.

The Company’s current independent registered public accounting firm is KPMG LLP (“KPMG”). KPMG has been the Company’s independent registered public accounting firm since 1983 and the Audit Committee has selected KPMG to be the Company’s independent registered public accounting firm for fiscal 2014.

The Committee contracts with and sets the fees paid to the independent registered public accounting firm. The fees for services for KPMG’s audit services the past two fiscal years are set forth in Proposal Two on pages 13-14.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

There are not currently any non-audit services being provided by KPMG. Any non-audit services must be reviewed and pre-approved by the Chair of the Audit Committee. The Chair will report such hiring to the Committee no later than the next scheduled Committee meeting.

The Committee annually conducts an evaluation of the Auditor to determine if they will recommend the retention of the Auditor. As part of the evaluation of the Auditor, the Committee surveys select RLI management and all members of the Committee to determine if the Auditor is meeting Company expectations. The results of the survey are presented to the Committee and assist the Committee in the decision to recommend reappointment of the Auditor. The Auditor evaluations include whether the Auditor : 1) maintains independence, integrity and objectivity combined with an attitude of professional skepticism; 2) maintains candid and open dialog, communicates in a timely, forthright manner with sufficient clarity and frequency; and 3) understands the Company’s business operations and strategy. In addition, the Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. Based upon the results of the evaluations mentioned, the Committee recommends the retention of the Auditor based upon the quality of audit services and sufficiency of resources provided.

The Committee received reports and reviewed and discussed the audited financial statements with management and the Auditor. The Committee also discussed with the Auditor the Section 404 obligations and matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16, Communication with Audit Committees.

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The Committee received from the Company’s Auditor the written disclosures and letter required by the applicable PCAOB requirements for independent registered public accounting firm’s communications with the Audit Committee concerning auditor independence. The Committee discussed with the Auditor that firm’s independence and any relationships that may impact that firm’s objectivity and independence including audit and non-audit fees. Additionally, the Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Committee. The Committee Chair is in contact with the Auditor numerous times throughout the year. This includes normal in-person meetings, executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this is to allow open and unobstructed access to the Committee should the Auditor need to bring anything to the Committee’s attention.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. In 2014, KPMG’s current lead engagement partner for the Company’s audit is in the fifth year of a five year rotation period. Among the Committee’s responsibilities during such a rotation include reviewing desirable partner attributes with KPMG management and conducting telephonic and in-person meetings in order to ensure the new lead engagement partner makes a smooth transition into the new position.

Based on the Committee’s discussion with and review of reports from management, the Company’s internal auditors and the Company’s Auditor and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

John T. Baily (Chair)

Barbara R. Allen

Gerald I. Lenrow

Robert O. Viets

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

Barbara R. Allen (Chair)

Jordan W. Graham

Gerald I. Lenrow

F. Lynn McPheeters

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

24	RLI Corp. 2014 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

Our Results in 2013:

	2013	2012

Gross Written Premium	$843.2 million	$784.8 million
Operating Earnings	$111.9 million	$ 86.9 million
(Net Earnings minus Investment Gains Net of Tax)
Combined Ratio	83.1	89.0
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	14.1%	11.0%
(Operating Earnings/Shareholder’s Equity)
Market Value Potential (MVP)	$133.8 million	$ 82.7 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/14	3/14

As shown above, our results for 2013 were outstanding.  We achieved improvements in key absolute and relative financial metrics. Growth in gross written premium was $58.4 million, or 7.4 percent. Operating earnings were up 28.9 percent for the year, which resulted in a strong Operating Return on Equity of 14.1 percent. Our combined ratio, a measure of our expenses, improved in 2013. Investment returns on our equity portfolio were favorable which, combined with operating earnings, drove after tax returns above our cost of capital to $133.8 million versus $82.7 million last year (also known as Market Value Potential (“MVP”), explained in more detail on page 28). Finally, we compare our relative growth in book value over a five-year period to our peer companies and use that performance as a factor in calculating incentive compensation. For the five-year period ending in 2013, our relative rank among peer companies for this metric improved.

With the exception of gross written premium, the financial metrics above are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than gross written premium) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•                  Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are aligned with shareholder value creation.

•                  At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Executive Vice President, Operations and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance. There will be no bonus payout in any year in which a bonus bank has a negative balance.

•                  Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO, COO, CFO and Executive Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance.

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•                  Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our executive officers whose compensation is included in the Summary Compensation Table (referred to herein collectively as “named executive officers” or “NEOs”), as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 7, as of January 16, 2014, executive officers and Directors beneficially held 5.7 percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year. In 2013, the Company returned capital to our shareholders through our 38th consecutive year of paying regular dividends and a $1.50 per share special dividend (adjusted for the two-for-one stock split on January 15, 2014).

HOW THE ERC OPERATES

ERC MEMBERS

In 2013, the members of the ERC were Ms. Allen (Chair) and Messrs. Graham, Lenrow and McPheeters. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards which are applicable to directors generally, and which are set out under the section entitled CORPORATE GOVERNANCE AND BOARD MATTERS on page 15. The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement and (5) reviewing the Company’s employee benefit plans.

ERC MEETINGS

The ERC held seven meetings in 2013. The ERC also held a joint meeting with the Audit Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Jeffrey Fick, the Company’s Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Michael and Fick, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO SAY-ON-PAY VOTE

At the May 2013 annual shareholder’s meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 95 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2013, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION.”

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•                  annual base salary levels;

•                  annual incentive targets and financial and personal goals; and

•                  the form and amount of long-term incentives.

26	RLI Corp. 2014 Proxy Statement

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC. The Committee did not retain a compensation consultant in 2013.

Management retained Towers Watson in 2013 to assist in the evaluation of the Company’s short-term and long-term incentive programs. Towers Watson has not performed work on behalf of the Committee in the past. Towers Watson did not review or offer opinions with respect to the Market Value Potential Incentive Program, explained in greater detail on page 28, which program is within the exclusive purview of the Committee.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

(1)   Total annual cash compensation consisting of:

(a)              Base salary;

(b)              Annual Incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Executive Vice President, Operations;

(c)               Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;

(d)              Annual incentive awards under the Underwriter Profit Program for product group executives;

(2)         Long-term incentive compensation granted under the Long-Term Incentive Plan (“LTIP”); and under the MVP Program for the CEO; COO; CFO; and Executive Vice President, Operations.

(3)         Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company does not provide any income tax gross-ups.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation the more senior the role is. The Committee also takes into account the significant ownership in Company stock by Messrs. Michael and Stone when determining their respective long-term incentive awards.

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We consider those salary and annual incentive amounts earned and paid in 2013 to be short-term compensation, while MVP Program payments made from amounts credited to the bonus bank for prior year MVP Program awards and the grant date fair value of stock options awards in 2013 to be long-term compensation. The following table compares the percentage of total compensation, which is short-term in nature, to the percentage, which is long-term.

		Long-Term as % of Total Compensation
	Short-Term as % of Total Compensation	(Payment from Bonus Bank for Prior Years and
Name	(Salary and Annual Incentive Earned and Paid in 2013)	Grant Date Fair Value of Stock Options Awarded)

Jonathan E. Michael	53%	47%
Michael J. Stone	53%	47%
Thomas L. Brown	69%	31% (1)
Craig W. Kliethermes	61%	39%
Daniel O. Kennedy	79%	21% (2)

(1)         Mr. Brown joined the company in 2011 and has less long-term compensation than the other NEOs because of fewer contributions to his MVP Program bonus bank, which pays out over time.

(2)         Mr. Kennedy does not participate in the MVP Program, but instead participates in the MIP, which does not have a bonus bank or long-term payout feature, and consequently his long-term percentage is less than the other NEOs.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in U.S. generally accepted accounting principles “GAAP” book value), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten year U.S. Treasury Note rate, plus a market risk premium multiplied by the Company’s beta. The Company’s cost of debt capital is the forward market rate on debt outstanding on the outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. Mr. Stone does not approve Mr. Michael’s or his own percentage award. In 2013, participation in the MVP Program was limited to Messrs. Michael, Stone, Brown and Kliethermes. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (the CEO, COO, CFO and Executive Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation.

For 2013, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the

28	RLI Corp. 2014 Proxy Statement

performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2013 was as follows: 2.7 percent for Mr. Michael, 1.8 percent for Mr. Stone and 1.0 percent each for Messrs. Brown and Kliethermes. The percentage award for Mr. Michael was reduced from 3.0 percent in 2012 to 2.7 percent in 2013, and the percentage award for Mr. Stone was reduced from 2.0 percent in 2012 to 1.8 percent in 2013. The ERC set the percentage incentive awards for 2013 based on the factors described above and based on the range of expected MVP to be created by the Company in 2013 and the projected incentive awards and incentive payouts that would result. The reductions in the percentage awards for Messrs. Michael and Stone were made at Mr. Michael’s request to maintain annual awards in a competitive range in light of the positive trend of increasing annual MVP created by the Company, on which such awards are based.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2011. Pursuant to the Annual Incentive Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to decrease MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2013, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2012 from the following peer companies: Alleghany Corp.; AmTrust Financial Services; Argonaut Group, Inc.; Baldwin & Lyons Inc.; Endurance Specialty Holdings LTD.; Global Indemnity; HCC Insurance Holdings, Inc.; Markel Corp.; Meadowbrook Insurance Group Inc.; National Interstate Corp.; Navigators Group Inc.; Old Republic International Corp.; and OneBeacon Insurance Group Ltd. The ERC selected these peer companies based on its judgment. Each of the peer companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the peer companies. The ERC also reviews the market capitalization of the Company compared to the peer companies to ensure that the Company is at or near the median market capitalization among those companies. For the peer company comparison performed in 2013, RLI’s market capitalization was seventh among the 14 companies compared.

Each year, the ERC compares the relative ranking among the Company and peer companies based on the most recently available public data (2012 data reviewed in 2013 comparison) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total return to shareholders for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the peer companies is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Five-Year TSR	Ten-Year TSR	Market Cap

RLI Rank	1	2	3	12	2	2	7

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2013 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increase for Mr. Stone or himself. He recommended an 8.3 percent increase for Mr. Brown reflective of his base salary level being low among peer companies, and an 11.1 percent increase for Mr. Kliethermes reflective of his increased responsibility associated with his promotion to Executive Vice President. Mr. Michael recommended a 3.0 percent increase for Mr. Kennedy consistent with the overall merit increase budget for the company. The ERC and Board approved Mr. Michael’s recommendations.

29

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE
COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award. For 2013, Messrs. Michael, Stone, Brown and Kliethermes had shared annual objectives related to the ongoing implementation of a company-wide executive succession and development process; strategy; relative annual financial performance; and growth initiatives. The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. If MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

For 2013, annual objectives were evaluated by the Committee and an 80 percent overall achievement factor was applied. The following annual incentive compensation was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2013 MVP	Percentage	2013 Preliminary	20% Annual Component	Achievement	2013 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award

J. Michael	$133.8 million	2.7%	$3,612,168	$722,434	80%	$577,947
M. Stone	$133.8 million	1.8%	$2,408,112	$481,622	80%	$385,298
T. Brown	$133.8 million	1.0%	$1,337,840	$267,568	80%	$214,054
C. Kliethermes	$133.8 million	1.0%	$1,337,840	$267,568	80%	$214,054

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals: operating return on equity (“ROE”), combined ratio and MVP; and personal objectives for each participant. Awards are based on actual results for these metrics and achievement of personal objectives.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on page 28.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Securities Exchange Act of 1934. Mr. Michael approves award levels for other MIP participants.

For 2013, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Mr. Kennedy of 75 percent of his respective year-end base salary, 60 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 15 percent of which was based on personal objectives related to strategic legal projects.

30	RLI Corp. 2014 Proxy Statement

Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum 75 Percent

						Target
Target ROE %		Bonus %		Target MVP	Bonus %	Combined Ratio		Bonus %

Less than	6.0	0.000	Less than	$ 0	0.000	Greater than	100.0	0.000
	8.0	3.333		15,000,000	3.333		99.0	1.010
	10.0	6.667		25,000,000	5.556		97.0	3.030
	12.0	10.000		35,000,000	7.778		95.0	5.051
	13.0	11.667		45,000,000	10.000		92.6	7.475
	14.0	13.333		55,000,000	12.222		90.0	10.101
	15.0	15.000		65,000,000	14.444		87.6	12.526
	16.0	16.667		75,000,000	16.667		85.0	15.152
	17.0	18.333		85,000,000	18.889		82.6	17.576
Max	18.0	20.000	Max	90,000,000	20.000	Max	80.0	20.000

In 2013, the Company achieved the following actual results: ROE of 14.1 percent, MVP of $133.8 million, and a combined ratio of 83.1. Mr. Kennedy received a 2013 MIP award of $207,370, reflective of 13.5 percent of year-end base salary for the ROE goal, 20.0 percent for the MVP goal, 17.0 percent for the combined ratio goal and 12.7 percent for personal objectives.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT

The MVP Program is described above on pages 28 and 30. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive, or negative if MVP is negative) is subject to an assessment of Company performance compared to peer companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to peers measured by five-year growth in book value per share. RLI’s relative growth in book value is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

RLI’s Relative Five-Year Book Value per Share Growth

125% (maximum)	90th percentile of peers or greater

100% (target)	60th percentile of peers

80% (minimum)	33rd percentile of peers or less

Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of peer companies, in order for 100 percent of the long-term financial component of an MVP award to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than ten years to completely pay out an incentive award for a given year deposited into a bonus bank. Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus

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bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank.

The forfeiture provision in the MVP Program bonus bank concept in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP. The ERC has considered implementing broader clawback provisions for the MVP Program and long-term incentives in anticipation of expected regulations implementing the federal Dodd-Frank Act clawback requirements. However, given the complexity inherent in creating such provisions and the uncertainty created by the lack of a regulatory framework, the ERC has decided to wait to implement broader clawback provisions until after such regulations are promulgated.

The Company’s MVP in 2013 was $133.8 million, compared to MVP of $82.7 million in 2012, and $98.4 million in 2011. The following table shows the manner in which 2013 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Stone, Brown and Kliethermes.

2013 MVP Program Incentive Awards and Payouts

Personal Objectives Achieved	80.00%
Peer Company Adjustment Factor	RLI Rank 2/14	125%
	(A)
2013 MVP Achieved (after tax)	$133,784,000

Formula for				(E = D x %		(G = F x Peer
2013 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	Achieved)	(F = C x 80%)	Factor)
			Personal	Personal
		Preliminary	Objectives	Objectives	Financial	Financial
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	Award ($)

Jonathan E. Michael	2.7	3,612,168	722,434	577,947	2,889,734	3,612,168
Michael J. Stone	1.8	2,408,112	481,622	385,298	1,926,490	2,408,112
Thomas L. Brown	1.0	1,337,840	267,568	214,054	1,070,272	1,337,840
Craig W. Kliethermes	1.0	1,337,840	267,568	214,054	1,070,272	1,337,840

Formula for 2013		(G)
Payout from MVP Bank:	(H)	(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2013 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank

Jonathan E. Michael	4,981,647	3,612,168	8,593,815	2,835,959	5,757,856
Michael J. Stone	3,118,064	2,408,112	5,526,176	1,823,638	3,702,538
Thomas L. Brown	536,175	1,337,840	1,874,015	618,425	1,255,590
Craig W. Kliethermes	1,168,108	1,337,840	2,505,948	826,963	1,678,985

Formula for Total	(J)	(E)
2013 MVP Payout:	(from above)	(from above)	(L = J + E)
		Payout of 2013
	Payout	Personal Objectives	Total 2013
Participant	of Bank ($)	Component ($)	Payout ($)

Jonathan E. Michael	2,835,959	577,947	3,413,906
Michael J. Stone	1,823,638	385,298	2,208,936
Thomas L. Brown	618,425	214,054	832,479
Craig W. Kliethermes	826,963	214,054	1,041,017

32	RLI Corp. 2014 Proxy Statement

(1)         Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (0.36 percent) was accrued on the unpaid bonus bank balance on December 31, 2013. The following interest was accrued to the December 31, 2013 bonus bank balance as follows: Mr. Michael, $17,870; Mr. Stone, $11,185; Mr. Kliethermes, $4,190; and Mr. Brown, $1,923.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years. Mr. Kliethermes and Mr. Brown deferred income under the Deferred Plan in 2013. Messrs. Michael, Stone, Brown, Kliethermes, and Kennedy have deferred income under the Deferred Plan in prior years and their respective accounts are credited with dividends on shares held in their account, which are used to purchase additional shares.

OMNIBUS STOCK PLAN (OMNIBUS PLAN)

Under the Company’s Omnibus Plan, which was adopted in 2005, certain employees, officers, consultants and directors of the Company were eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. The Long-Term Incentive Plan, described immediately below, was adopted in 2010 and replaced the Omnibus Plan. Messrs. Michael, Stone, Kliethermes and Kennedy have outstanding stock option awards under the Omnibus Plan.

LONG-TERM INCENTIVE PLAN (LTIP)

The purpose of the LTIP is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s LTIP, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 36, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the peer companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary, has been established for all other Company executives.

In 2013, the Company awarded long-term incentives in the form of non-qualified stock option grants to Company executives in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of executive management and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed stock option awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future

33

contributions to the Company. The ERC considers Mr. Michael’s recommendations and then recommends stock option awards to the Board for approval.

Options granted prior to May 2009 expire ten years after grant, options awarded from May 2009 and after expire eight years after grant. The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants. Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that all unexercised options granted in May 2006 and thereafter are forfeited in the event the employment of an option recipient is terminated for cause. Stock options awarded by the Company do not include provisions that would automatically vest stock options in the event of a change in control of the Company (single trigger), although the Board has discretion pursuant to the LTIP in the event of a change in control to make adjustments to the number, kind and exercise price of options to prevent inappropriate dilution or enlargement of the rights of an optionee.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $255,000 in earnings in 2013). ESOP contributions vest 100 percent after three years of qualifying service. For 2013, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 10.1 percent of participants’ eligible compensation. In addition, plan forfeitures equal to .19 percent of eligible compensation were added to all participants’ accounts.

401(k) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of 3 percent of eligible compensation (limited for an individual employee to an annual cap of $255,000 in earnings in 2013), which is immediately vested. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums. Profit sharing contributions vest after three years of qualifying service. Participants are entitled to make their own elective deferrals to the 401(k) Plan through payroll deduction. For 2013, in addition to the safe harbor 3 percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 2.6 percent of participants’ eligible compensation and plan forfeitures equal to .02 percent of eligible compensation were added to all participants’ accounts.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan and the plan is now frozen.

34	RLI Corp. 2014 Proxy Statement

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2013 based on the following scenarios: Departure other than death, disability, or retirement; Departure from death, disability, or retirement; For cause; and Change-in-control.

Post Termination Compensation

				Deferred
	Termination of			Compensation
Name	Employment Scenarios	MVP/MIP ($)	LTIP ($)	($)	Key Plan ($)	Total ($)
Jonathan E. Michael	Departure Other Than Death, Disability, or Retirement	NA (1)	NA (1)	7,226,348	5,148,539	12,374,887
	Departure From Death, Disability, or Retirement	5,757,856	14,487,824	7,226,348	5,148,539	32,620,567
	For Cause	0	0	7,226,348	5,148,539	12,374,887
	Change in Control	5,757,856	14,487,824	7,226,348	5,148,539	32,620,567
Michael J. Stone	Departure Other Than Death, Disability, or Retirement	NA (1)	NA (1)	2,547,808	0	2,547,808
	Departure From Death, Disability, or Retirement	3,702,538	4,866,832	2,547,808	0	11,117,178
	For Cause	0	0	2,547,808	0	2,547,808
	Change in Control	3,702,538	4,866,832	2,547,808	0	11,117,178
Thomas L. Brown	Departure Other Than Death, Disability, or Retirement	0	229,808	110,205	0	340,013
	Departure From Death, Disability, or Retirement	1,255,590	1,622,080	110,205	0	2,987,875
	For Cause	0	0	110,205	0	110,205
	Change in Control	1,255,590	1,622,080	110,205	0	2,987,875
Craig W. Kliethermes	Departure Other Than Death, Disability, or Retirement	0	1,721,220	630,815	0	2,352,035
	Departure From Death, Disability, or Retirement	1,678,985	3,892,784	630,815	0	6,202,584
	For Cause	0	0	630,815	0	630,815
	Change in Control	1,678,985	3,892,784	630,815	0	6,202,584
Daniel O. Kennedy	Departure Other Than Death, Disability, or Retirement	0	73,360	55,573	0	128,933
	Departure From Death, Disability, or Retirement	207,370	1,322,150	55,573	0	1,585,093
	For Cause	0	0	55,573	0	55,573
	Change in Control	207,370	1,322,150	55,573	0	1,585,093

(1) Messrs. Michael and Stone have met the requisite age and years of service to automatically qualify for retirement upon their departure from the Company.

Except as described below, the Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company.

MVP/MIP. Under the Company’s Annual Incentive Plan (which governs MVP and MIP), an employee must be employed on the date a bonus is paid or amount is paid from a bonus bank, generally paid in March of the following calendar year, unless the employee’s termination of employment was due to death disability, or retirement. Retirement requires: (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or retirement assuming all NEOs would have met the definition of retirement at year-end 2013, although only Messrs. Michael and Stone automatically met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity to age 65 using the interest rate for the five-year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment

35

and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of the LTIP, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the LTIP as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2013, Messrs. Michael’s and Stone’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s or Mr. Stone’s termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change-in-control. The Company does not have change in control agreements with its executives. However, in the event of a change-in-control, the Board of Directors may, but is not obligated to, cancel each stock option by paying an amount for each cancelled option by which the fair market value per share exceeds the exercise price per share (“in-the-money value”). For illustration purposes, the table shown above assumes the Board of Directors had exercised such discretion to so cancel each option as of December 31, 2013 by permitting each participant to exercise all outstanding stock options to realize the in-the-money value of those options.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO; Exec. VP, Operations	3.0 x Base Salary
Other Executives	1.5 x Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. With the exception of Mr. Brown (who has until 2016 to meet his goal), all NEOs have met their respective stock ownership goals and Messrs. Michael and Stone have greatly exceeded their respective stock ownership goal. The Company does not have a formal policy restricting executives from using financial instruments to reduce their risk of holding Company stock or using the stock for margin trading or collateral purposes. In 2013, none of the named executive officers used financial instruments to reduce the risk of holding company stock or used company shares for margin trading or collateral purpose.

36	RLI Corp. 2014 Proxy Statement

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The following information is provided as to each current executive officer of the Company:

Name	Age	Position with Company	Executive Officer Since

Jonathan E. Michael	60	President & Chief Executive Officer	1985

Michael J. Stone	65	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997

Thomas L. Brown (1)	57	Vice President, Chief Financial Officer, and Treasurer	2011

Craig W. Kliethermes	49	Executive Vice President, Operations of the Company’s principal insurance subsidiaries	2007

Daniel O. Kennedy	49	Vice President, General Counsel & Corporate Secretary	2006

Todd W. Bryant (2)	45	Vice President, Controller	2009

Aaron P. Diefenthaler (3)	40	Vice President, Chief Investment Officer	2012

(1)         Mr. Brown joined RLI in September 2011. Prior to joining RLI, he was a partner at the accounting firm of PricewaterhouseCoopers LLP (“PwC”), where he specialized in the financial services and insurance industries. Mr. Brown was at PwC from 1980 through 2011.

(2)         Mr. Bryant was promoted to Vice President, Controller of the Company in February 2009. Prior to his promotion, Mr. Bryant had been Assistant Vice President, Financial Reporting since August 2006, and previously held various managerial and accounting positions since he joined the Company in 1993.

(3)         Mr. Diefenthaler joined the Company as Vice President, Chief Investment Officer on January 23, 2012. Mr. Diefenthaler was Principal and Portfolio Manager with AAM Insurance Investment Management from 2002 to January 2012.

37

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer, Vice President, Chief Financial Officer and Treasurer and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers” or “NEOs”. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Stone, and Kliethermes reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in greater detail on page 31, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)	($)(2)	($)(3)	Earnings ($)	($)(4)(5)(6)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael	2013	750,000	–	–	687,550	3,413,906	–	45,103	4,896,559
President & Chief	2012	742,385	–	–	794,850	2,941,106	–	45,690	4,524,031
Executive Officer	2011	715,400	–	–	691,940	2,462,049	–	36,950	3,906,339

Michael J. Stone	2013	515,000	–	–	496,560	2,208,936	–	52,256	3,272,752
President & Chief	2012	509,808	–	–	423,920	1,844,552	–	26,958	2,805,238
Operating Officer of	2011	486,496	–	–	386,840	1,532,307	–	36,950	2,442,593
the Company’s principal
insurance subsidiaries

Thomas L. Brown	2013	373,731	–	–	258,800	832,479	–	40,593	1,505,603
Vice President, Chief	2012	349,615	50,000	–	235,260	428,559	–	26,233	1,089,667
Financial Officer, and	2011	104,077	50,000	–	124,400	92,089	–	–	370,566
Treasurer

Craig W. Kliethermes	2013	385,692	–	–	258,800	1,041,017	–	40,593	1,726,102
EVP, Operations of	2012	349,615	–	–	235,260	738,693	–	26,233	1,349,801
the Company’s	2011	321,000	–	–	232,560	461,249	–	37,925	1,052,734
principal insurance
subsidiaries

Daniel O. Kennedy	2013	325,102	–	–	129,400	207,370	–	40,593	702,465
Vice President,	2012	315,885	–	–	130,700	165,998	–	26,233	638,816
General Counsel &	2011	300,031	–	–	129,200	215,707	–	36,950	681,888
Corporate Secretary

(1)             The amount included in column (d) for Mr. Brown reflects the initial payment of a sign-on bonus of $100,000, $50,000 of which was paid on September 1, 2011, at the commencement of his employment, and $50,000 which was paid in February 2012 when Company annual incentive plan payments for 2011 were made.

(2)             The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial reports for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2014.

38	RLI Corp. 2014 Proxy Statement

(3)            The amount shown in column (g) for Messrs. Michael, Stone, Brown and Kliethermes reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 28 and 30-32, and includes the annual award payout under that Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2013. The amounts reflected in column (g) for Mr. Kennedy for 2011 – 2013 and Mr. Brown for 2011 reflect the cash awards paid under the MIP, which is discussed in further detail on page 30.

(4)             The amounts shown in column (i) include:

a.        A Company contribution to the ESOP of $23,991 for 2011 for each of Messrs. Michael, Stone, Kliethermes and Kennedy. Mr. Brown was not eligible for an ESOP contribution in 2011; and a Company contribution to the ESOP of $26,240 for 2013 and $16,048 for 2012 for each of the NEOs.

b.        A Company contribution to the 401(k) Plan of $12,939 for 2011 for each of Messrs. Michael, Stone, Kliethermes and Kennedy. Mr. Brown was not eligible for a 401(k) contribution in 2011; and a Company contribution to the 401(k) Plan of $14,337 for 2013 and $10,168 for 2012 for each of the NEOs.

(5)             Messrs. Michael and Stone were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2013, at an hourly rate established from time to time by the Board, limited to the maximum hourly charges equal to 6.5 percent of base salary. In August 2011 it was set at $1,700 and in August 2012 it was set at $1,800, which rate continued in 2013. All rates took into account the variable hourly operating cost, including fuel prices, of the Company aircraft. In 2011, Mr. Michael paid $8,230 for 5.9 hours use; Mr. Stone paid $3,740 for 2.2 hours use. In 2012, Mr. Michael paid $25,410 for 14.4 hours use; Mr. Stone did not use the Company aircraft for personal use in 2012. In 2013, Mr. Michael paid $9,900 for 2.9 hours use; Mr. Stone paid $10,620 for 7.5 hours use.

The amounts included in the All Other Compensation column for Messrs. Michael and Stone reflect the difference between the aggregate incremental cost to the Company of each flight hour, comprised of hourly variable operating costs, less the hourly rates paid by them for such flights. For 2011, the hourly rate paid exceeded the hourly aggregate incremental cost to the Company and therefore no amount was added to the All Other Compensation column with respect to personal use of the Company aircraft for those years. For 2012, the rate paid similarly exceeded the aggregate incremental cost until September 1 when the Company purchased fractional shares in aircraft with associated increased variable operating cost of $3,435 per hour. For 2013, the variable operating cost associated with the purchased fractional shares in aircraft was $3,355. For 2012, the amount for Mr. Michael includes $19,457 for 11.9 personal flight hours times $1,635, the difference between the hourly rate of $1,800 and the hourly variable cost of $3,435. Mr. Stone did not use the Company aircraft for personal use in 2012 after September 1. For 2013, the amount for Mr. Michael includes $4,510 for 2.9 personal flight hours and for Mr. Stone includes $11,663 for 7.5 personal flight hours times $1,555, the difference between the hourly rate of $1,800 and the hourly variable cost of $3,355.

(6)             In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Mr. Michael, along with the Company’s President, Gerald Stephens, and CFO, Joseph Dondanville, were elected to the Board of Directors of Maui Jim. Of those three, only Mr. Michael continues to hold this position. Messrs. Stephens, Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Stephens, Michael and Dondanville for their service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $33,939 in 2012 and $67,878 in 2013 on his shares of Maui Jim stock. Maui Jim did not pay a dividend in 2011. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2012 or 2013.

39

GRANTS OF PLAN-BASED AWARDS (1)

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Brown, Stone and Kliethermes, and under the MIP for Mr. Kennedy. The table also shows information regarding grants of stock options made to the named executive officers under the LTIP.

							All Other	Exercise
							Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under				Number of	Price of	Fair Value
		Grant	Non-Equity Incentive Plan Awards(2) (3)				Securities	Option	of Stock
		Approval			Maximum ($)		Underlying	Awards	and Option
Name	Grant Date	Date	Threshold ($)	Target ($)	Probable	Cap	Options (#)(4)	($/Sh)(5)	Awards($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)
Jonathan E. Michael	02/01/13	05/03/12					30,000	33.24	200,550
	05/02/13	05/02/13					20,000	34.42	129,400
	08/01/13	05/02/13					20,000	40.27	168,200
	11/01/13	05/02/13					20,000	45.55	189,400
		N/A	0	2,636,193	3,628,443	7,500,000

Michael J. Stone	02/01/13	05/03/12					16,000	33.24	106,960
	05/02/13	05/02/13					16,000	34.42	103,520
	08/01/13	05/02/13					16,000	40.27	134,560
	11/01/13	05/02/13					16,000	45.55	151,520
		N/A	0	1,690,461	2,351,961	7,500,000

Thomas L. Brown	05/02/13	05/02/13					40,000	34.42	258,800
		N/A	0	544,438	911,938	7,500,000

Craig W. Kliethermes	05/02/13	05/02/13					40,000	34.42	258,800
		N/A	0	752,976	1,120,476	7,500,000

Daniel O. Kennedy	05/02/13	05/02/13					20,000	34.42	129,400
		N/A	0	164,250	246,375	246,375

(1)         The option numbers, market value and exercise price have been adjusted for the two-for-one stock split that occurred on January 15, 2014.

(2)         The MVP Program does not provide for specific threshold awards and the amounts shown in column (c) are therefore zero. If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program incentive payment would be made for that year. For Messrs. Michael, Kliethermes, Stone and Brown, the amounts shown in column (d) reflect the potential payouts for 2013 under the MVP Program, which is discussed in further detail on pages 28 and 30-32. The MVP Program does not utilize express target amounts, either individually or in the aggregate, and thus the identified amounts were determined based on reference to 2013 corporate objectives affecting MVP, which results in an aggregate MVP level of $75 million. The amounts shown in column (e) reflect probable maximum payouts assuming $150 million in MVP was created. The probable maximum level of $150 million of MVP created was selected based on the maximum MVP created by the Company in prior years and an assessment of possible operational and investment outcomes. The cap of $7.5 million shown in column (e) represents the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2011, which governs the MVP Program.

(3)         For Mr. Kennedy, the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on page 30, which is equal to 0 if personal objectives and financial goals are not met; column (d) represents the target award which is equal to 50 percent of his annual base salary rate at year-end; and column (e) represents the maximum award and cap which is equal to 75 percent of his annual base salary at year-end.

(4)         Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options granted prior to May 2009 expire on the tenth anniversary of the grant date. Options granted in May 2009 and later expire on the eighth anniversary of the grant date. The 2013 grants were granted pursuant

40	RLI Corp. 2014 Proxy Statement

to the LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Michael and Stone’s age and years of service exceeded 75 in 2006 and 2010, respectively, the ERC decided to grant option awards to Mr. Michael beginning in 2006 and Mr. Stone in 2010 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

(5)         Option exercise price adjusted to reflect $7.00 special dividend paid December 29, 2010, $5.00 special dividend paid December 20, 2011, $5.00 special dividend paid December 20, 2012; and $3.00 special dividend paid on December 20, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2013. The number of options and exercise price reflect the two-for-one stock split effective January 15, 2014.

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	21,000			17.02	11/03/16
	21,000			18.11	02/02/17
	21,000			18.05	05/03/17
	21,000			18.34	08/03/17
	21,000			18.02	11/02/17
	21,000			17.71	02/01/18
	21,000			17.18	08/01/18
	21,000			18.37	11/03/18
	16,800	4,200		18.45	02/02/19
	0	3,900		13.45	05/07/17
	3,900	3,900		15.25	08/03/17
	3,900	3,900		14.95	11/02/17
	11,700	7,800		15.81	02/01/18
	10,200	6,800		18.17	05/06/18
	10,200	6,800		18.10	08/02/18
	10,200	6,800		18.63	11/01/18
	6,800	10,200		21.14	02/01/19
	12,000	18,000		22.87	05/05/19
	12,000	18,000		24.81	08/01/19
	12,000	18,000		27.30	11/01/19
	6,000	24,000		32.31	02/01/20
	6,000	24,000		30.35	05/03/20
	6,000	24,000		27.63	08/01/20
	6,000	24,000		29.92	11/01/20
	0	30,000		33.24	02/01/21
	0	20,000		34.42	05/02/21
	0	20,000		40.27	08/01/21
	0	20,000		45.55	11/01/21

41

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)

Michael J. Stone	0	12,800		13.45	05/07/17
	7,200	4,800		18.17	05/06/18
	7,200	4,800		18.10	08/02/18
	7,200	4,800		18.63	11/01/18
	4,800	7,200		21.14	02/01/19
	6,400	9,600		22.87	05/05/19
	6,400	9,600		24.81	08/01/19
	6,400	9,600		27.30	11/01/19
	3,200	12,800		32.31	02/01/20
	3,200	12,800		30.35	05/03/20
	3,200	12,800		27.63	08/01/20
	3,200	12,800		29.92	11/01/20
	0	16,000		33.24	02/01/21
	0	16,000		34.42	05/02/21
	0	16,000		40.27	08/01/21
	0	16,000		45.55	11/01/21

Thomas L. Brown	4,000	12,000		24.25	10/03/19
	7,200	28,800		30.35	05/03/20
	0	40,000		34.42	05/02/21

Craig W. Kliethermes	22,000	0		15.00	05/01/18
	0	5,600		13.45	05/07/17
	15,600	10,400		18.17	05/06/18
	14,400	21,600		22.87	05/05/19
	7,200	28,800		30.35	05/03/20
	0	40,000		34.42	05/02/21

Daniel O. Kennedy	0	4,120		13.45	05/07/17
	0	7,040		18.17	05/06/18
	0	12,000		22.87	05/05/19
	4,000	16,000		30.35	05/03/20
	0	20,000		34.42	05/02/21

(1)         These grants are included in column (f) of the Summary Compensation Table on page 38 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years; options granted prior to May 2009 expire on the 10th anniversary of the grant date; options granted from and after May 2009 expire on the eighth anniversary of the grant date.

(2)         Option exercise price adjusted to reflect $7.00 special dividend paid December 29, 2010, $5.00 special dividend paid December 20, 2011, $5.00 special dividend paid December 20, 2012, and $3.00 special dividend paid December 20, 2013.

42	RLI Corp. 2014 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2013). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option. Because the exercises occurred prior to the January 15, 2014 stock split, the number of shares acquired has not been adjusted to reflect the stock split.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)

(a)	(b)	(c)
Jonathan E. Michael	96,000	4,780,544
Michael J. Stone	78,300	4,223,663
Thomas L. Brown	2,000	40,100
Craig W. Kliethermes	17,500	975,175
Daniel O. Kennedy	17,840	826,592

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2013. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)(1)(2)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	-	2,649,080	7,226,348
Michael J. Stone	-	933,993	2,547,808
Thomas L. Brown	80,783	29,422	110,205
Craig W. Kliethermes	20,000	229,575	630,815
Daniel O. Kennedy	-	20,372	55,573

(1)         The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 33, and the Key Plan, which is described in further detail on page 34. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2011, 2012 or 2013, and no contributions were made on his behalf under the Key Plan in 2011, 2012 or 2013. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2011, 2012 or 2013 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)         The amounts shown for Messrs. Stone, Kliethermes, Brown and Kennedy in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 33. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Plan. Mr. Brown deferred income under the Deferred Plan in 2013. Mr. Kliethermes deferred income under the Deferred Plan in 2011, 2012 and 2013. Mr. Kennedy deferred income under the Deferred Plan in 2011. Mr. Stone did not defer income under the Deferred Plan in 2011, 2012 or 2013. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2011, 2012 or 2013 for Messrs. Stone, Kliethermes, Brown and Kennedy. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

43

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the ERC and Audit Committee. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Compensation; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Executive Vice President, Operations participate in the MVP Program, an incentive program described in further detail at page 28. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of each MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a peer company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in book value over a five-year period.

The third feature is a Board approval mechanism, which requires the prior approval of the independent directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, peer company adjustment factor for five-year growth in book value and Board approval limit provision in the MVP Program significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

44	RLI Corp. 2014 Proxy Statement

INVESTMENT COMPENSATION

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•                  The Company’s investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board (FIC);

•                  The FIC has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;

•                  All security transactions must be approved by three Company officers; and

•                  All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 36. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual Committee responsibilities with respect to risk oversight are included in their respective Charters. The Audit Committee generally oversees overall enterprise risk management, risk profile and risk assessment. The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors loss reserves, among other activities. The Company’s Vice President, Internal Audit reports jointly to Mr. Michael, administratively, and to the Audit Committee, functionally, to ensure an open and effective line of communication with respect to Company risk oversight. The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the Executive Resources Committee monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance. The ERC and Audit Committee meet annually to discuss executive compensation and safeguards against unnecessary and excessive risk. The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including but not limited to corporate governance, regulatory, legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board for oversight of the Company’s corporate strategy growth and corporate growth/development and associated risks. Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

45

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Incentive Stock Option Plan (“ISOP”), the Deferred Plan, the Deferred Agreement, the Omnibus Plan and the LTIP. As of December 31, 2013, the Company had 42,982,424 (adjusted to reflect the January 15, 2014 2-for-1 stock split) shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

			Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options,	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	2,595,084(2)	$26.04	1,762,924(3)

Equity compensation plans not
approved by shareholders (4)	-	-	(5)
Total	2,595,084	$26.04	1,762,924

(1)         Consists of the ISOP, the Omnibus Plan and the LTIP, which amount reflects the January 15, 2014 2-for-1 stock split.

(2)         Includes options to purchase 2,754 shares exercisable under the ISOP, options to purchase 537,750 shares exercisable under the Omnibus Plan and 2,054,580 options to purchase shares exercisable under the LTIP. The weighted average remaining contractual life of the outstanding options is 5.56 years.

(3)         Shares available for future issuance under the LTIP.

(4)         Consists of the Deferred Plan and the Deferred Agreement.

(5)         No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 20, 2014, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company’s By-Laws provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Pursuant to our By-Laws, in order for a shareholder to nominate a Board candidate at Company shareholder meetings, such nomination must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s) and (e) arrangements relating to the Company’s stock. The proponent must also make certain representations, including updating the information provided in the notice and other matters.

46	RLI Corp. 2014 Proxy Statement

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties and (d) certain arrangements involving the shareholder and the Company’s stock. The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2015 Annual Meeting of Shareholders, the Company must receive proper notice of the nomination or the other matter before January 31, 2015.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s restated By-Laws, which were filed with the SEC on Form 8-K on May 6, 2011.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to vote your proxy in one of the manners described on page 4 of this Proxy Statement.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois
March 20, 2014

47

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2014 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 1, 2014, at the Company’s office, 9025 North Lindbergh Drive, Peoria, Illinois 61615.

INTERNET VOTING

As a convenience, RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

DIVIDEND REINVESTMENT PLAN

If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2013 Annual Report to Shareholders, 2014 Proxy Statement and 2013 Annual Report on Form 10-K. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our 2014 Proxy Statement, 2013 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2013 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our proxy statements, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you promptly upon your written or oral request. Please contact our Vice President, Corporate Development Aaron Jacoby at 309-693-5880, at aaron.jacoby@rlicorp.com  or at  9025 N. Lindbergh Drive, Peoria, Illinois 61615.  Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2013 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Vice President, Corporate Development Aaron Jacoby at the contact information listed above.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com (Information on the website is not incorporated by reference into this Proxy Statement.)

48	RLI Corp. 2014 Proxy Statement

9025 N. LINDBERGH DRIVE PEORIA, IL 61615-1431 P: 309-692-1000 • 800-331-4929 F: 309-692-1068 www.rlicorp.com © 2014 RLI CORP. • .8M

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 1, 2014. Meeting Information RLI CORP. Meeting Type: Annual Meeting For holders as of: March 3, 2014 Date: May 1, 2014 Time: 2:00 PM Location: RLI Corp. 9025 N. Lindbergh Drive Peoria, Illinois 61615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 M68243-P47227 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 17, 2014 to facilitate timely delivery. M68244-P47227 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Gerald I. Lenrow 07) Charles M. Linke 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR proposals 2 and 3. 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 3. APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. M68245-P47227

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 1, 2014. Meeting Information RLI CORP. Meeting Type: Annual Meeting For holders as of: March 3, 2014 Date: May 1, 2014 Time: 2:00 PM Location: RLI Corp. 9025 N. Lindbergh Drive Peoria, Illinois 61615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 M68243-P47227 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 17, 2014 to facilitate timely delivery. M68244-P47227 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Gerald I. Lenrow 07) Charles M. Linke 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR proposals 2 and 3. 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 3. APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. M68246-P47227 Voting Items

M68247-P47227

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M68230-P47227 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Gerald I. Lenrow 07) Charles M. Linke 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR the proposals 2 and 3. For Against Abstain ! ! ! 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. ! ! ! 3. APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. M68231-P47227 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Jordan W. Graham and Gerald I. Lenrow, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 3, 2014, at the RLI Corp. Annual Meeting of Shareholders to be held on May 1, 2014 or any adjournments thereof. If no other indication is made on the reverse side of this form, or by phone or Internet, the Proxies shall vote for each of the director nominees listed on the reverse side of this form, for Proposals 2 and 3, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, April 29, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, April 29, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M68232-P47227 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Jordan W. Graham 06) Gerald I. Lenrow 07) Charles M. Linke 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Michael J. Stone 11) Robert O. Viets The Board of Directors recommends you vote FOR the proposals 2 and 3. For Abstain Against ! ! ! 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. ! ! ! 3. APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. M68233-P47227 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 3, 2014 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 1, 2014 or any adjournments thereof. If no vote is provided, the Trustee shall vote for each of the director nominees listed and upon Proposals 2 and 3 pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)